Page | 1 Do Don’t Contact the company’s Clearance Officer if you have any questions about specific transactions or complying with the law and this policy Check if you’re an individual holding specified roles who is subject to additional restrictions regarding the trading and/or Pledging of Covered Securities Buy or sell Covered Securities if you know of Material Non-public Information about the Companies Buy or sell securities of any other company if you learn Material Non-public Information about that other company while working for the Companies Disclose Material Non-public Information to anyone other than a director, officer, or employee of the Companies who legitimately needs to know the information to conduct Company business WHO DOES THIS APPLY TO? Edison International employees Southern California Edison employees Trio employees (Refer to the Trio Policy Manual) This policy applies to all Covered Persons, consisting of all directors, officers, and employees of the Companies and certain third parties. Edison International and its subsidiaries (the “Company” or “Companies”) prohibit all directors, officers, and employees of the Companies and applicable third parties from buying, selling, or otherwise trading in Company securities while in possession of Material Non-public Information about the Companies. “Material” information is any positive or negative information that a reasonable investor would consider important when deciding whether to buy or sell securities or that is likely to affect the price of securities. Information is “non-public” if it has not been disclosed to the general public or has been only partially disclosed. Insider trading is buying or selling a company’s securities while in possession of Material Non-public Information about that company. The prohibition of insider trading applies to all securities of the Companies, including stocks, bonds, stock options and interests held in the 401(k) EIX Stock Fund, and all securities of other companies if you learn Material Non-public Information about another company while working for the Companies Except as set forth in the Permitted Transactions When in Possession of Material Non-public Information section, Covered Persons are prohibited from trading in Covered Securities while in possession of Material Non- public Information. Such trades are a serious violation of securities laws for any Covered Person. This prohibition includes: a. Giving instructions, directly or indirectly through another person, to buy or to sell Covered Securities b. Taking any 401(k)-plan action that decreases any investment in the EIX Stock Fund IN THIS DOCUMENT 1. Policy Overview 2. Trading While in Possession of Material Non-public Information is Strictly Prohibited - Examples of Material Information 3. When Material Non-public Information is Considered Public 4. Discussing Material Non-public Information is Prohibited 5. Prohibited Transactions - Hedging Related to Covered Securities - Buying or Selling Options or Derivatives Related to Covered Securities - Purchases of Covered Securities on Margin 6. Pledging Insider Trading Policy Exhibit 19.1

Page | 2 7. Trading Restrictions — Blackouts and Preclearance Requirements 8. Material Non-public Information Relating to Other Companies 9. Assistance 10. Permitted Transactions When in Possession of Material Non-public Information 11. Additional Trade Restrictions for “Designated Insiders” - Trading Windows - Trading May Be Prohibited Even When the Trading Window is Open - Permitted Transactions When the Trading Window is Closed - Certain Former Designated Insiders Will Continue to be Subject to this Policy from the Day they are No Longer a Designated Insider Until the Next Time the Trading Window Opens 12. Further Additional Restrictions for EIX Section 16 Persons - Preclearance Requirements for EIX Section 16 Persons - Former EIX Section 16 Persons May Be Required to Preclear All Proposed Transactions in Certain Covered Securities for Up to Six Months From the Day They are No Longer an EIX Section 16 Person - Prohibition Against Short-Swing Profits - Section 16 Stock Ownership Reporting Requirements - Form 144 Stock Ownership Reporting Requirements - Filing Responsibilities: The Ultimate Responsibility Rests with You 13. Certain Ownership Interests Not Attributable to a Covered Person 14. 10b5-1 Trading Plans c. Making an election to participate or increase the level of participation in EIX’s Dividend Reinvestment and Direct Stock Purchase Plan or any other dividend reinvestment program d. Making or increasing an election to reinvest dividends in any plan or account e. Making an election to participate in or increase the payroll deduction percentage for EIX’s Employee Stock Purchase Plan f. Exercising stock options, unless you hold the shares acquired upon exercise or g. Pledging Covered Securities Examples of Material Information While it is not possible to provide an exhaustive list, the following are some types of information that may be considered material: a. Financial results, especially preliminary and final quarterly and year-end earnings (and projections of future earnings or losses), and significant changes in financial results or liquidity b. Changes to previously announced earnings guidance or the decision to suspend earnings guidance c. A pending or proposed acquisition, disposition, or other business combination d. Changes in senior management e. Actual or threatened major litigation, or the resolution of such litigation f. Significant interruption of operations or changes in operating circumstances g. Changes in dividend policy or rates h. Cybersecurity incidents i. Wildfire investigation information and damage estimates j. Significant labor disputes k. Significant developments in rate cases or other major regulatory matters and l. Bank borrowings or other financing transactions out of the ordinary course It is our policy that, unless otherwise determined by the Clearance Officer, Material Non-public Information does not become public until the beginning of the second Trade Day after the day of disclosure of the information in (i) a Form 10-K, Form 10-Q, Form 8-K or other filing made with the Securities and Exchange Commission (“SEC”), (ii) a press release to a national wire service or a national news service or (iii) a national newspaper. Information released before the market opens is deemed to be disclosed on the prior day. For example: If the Material Non-public Information is Disclosed on this Day ... ... You May Generally Begin Trading on this Day ... Monday after market open Wednesday of the same week Friday after market open Tuesday of the next week POLICY VIOLATIONS Any violation of policy or any attempts to impede a Company investigation may result in corrective action, including termination of employment and possible criminal and civil legal action. DEFINITIONS

Page | 3 Definitions of important terms used in this policy are listed below. These terms are capitalized in this policy. 10b5-1 Trading Plan: A written plan that either instructs a broker to trade securities in accordance with the plan or vests in an independent person (e.g., a broker, a trustee, or an asset manager) all discretion as to how, when or whether to effect transactions in the securities. Clearance Officer: The EIX General Counsel shall appoint an individual to serve as the Clearance Officer. The Clearance Officer may delegate their responsibilities and authorities under this policy to any attorney in the Law Department. Company or Companies: EIX and its consolidated subsidiaries for accounting purposes. Covered Person(s): All directors, officers, and employees of the Companies. Third parties, including independent contractors, consultants, auditors, and attorneys, who have access to Material Non-public Information, may be subject to this policy and deemed a Covered Person as determined by the Companies. If a person ceases to be a Covered Person, he or she remains subject to the securities law restrictions on insider trading. Covered Securities: All the Companies’ securities, including common, preferred and preference stocks or other equity securities; debt securities; and derivative, convertible and exchangeable securities related to these securities, whether or not issued by the Companies. Designated Insiders: (a) All EIX Section 16 Persons, SCE Directors and SCE Executive Officers; (b) all Board-elected Officers who are executives of EIX or SCE; (c) all director-level executives who report directly to the Chief Executive Officer or President of EIX or SCE; (d) all director-level executives who report directly or indirectly to the Chief Financial Officer of EIX or SCE; and (e) any other person designated by the Clearance Officer and notified in writing. EIX: Edison International. Friday before a Monday holiday after market open Wednesday of the next week Monday before market open Tuesday of the same week Covered Persons are prohibited from disclosing Material Non-public Information relating to the Companies except to Covered Persons and others with a need to know the information to conduct Company business. Covered Persons could also violate securities laws if they disclose any Material Non-public Information relating to the Companies to other persons, including family members, members of their household (whether related or unrelated), friends and acquaintances, or anyone else, and these other persons then purchase or sell Covered Securities or share the information with others. To avoid even the appearance of impropriety, Covered Persons are prohibited from engaging in the following activities with respect to Covered Securities whether or not in possession of Material Non-public Information relating to the Companies: Hedging Related to Covered Securities Hedging is highly speculative and gives the appearance of a lack of confidence in the Companies’ future prospects, and therefore is prohibited for Covered Persons. Examples of hedging transactions include: a. Selling security futures contracts related to Covered Securities b. Entering into prepaid variable forward contracts, equity swaps, or zero-cost collars related to Covered Securities and c. Contributing a Covered Security to an exchange fund in exchange for an interest in the fund Buying or Selling Options or Derivatives Related to Covered Securities Trading in these securities is highly speculative and therefore prohibited for Covered Persons. Purchases of Covered Securities on Margin Any Covered Securities purchased in the open market shall be paid for fully at the time of purchase and may not be purchased on margin (borrowing money to fund the stock purchase). This prohibition does not apply to cashless exercises of employee stock options. Short Sales of Covered Securities Any Covered Securities sold must be owned by the Covered Person at the time of sale. Short sales, meaning the sale of borrowed Covered Securities, are prohibited. Cashless exercises of employee stock options are not considered short sales.

Page | 4 EIX Directors: An EIX Director is any member of the board of directors of EIX. EIX Section 16 Officers: An EIX Section 16 Officer is: a. any member of the EIX Managing Committee and the EIX Controller, and b. any other person designated as an EIX Section 16 Officer by the EIX board of directors and notified in writing. EIX Section 16 Persons: EIX Directors and EIX Section 16 Officers. Material Non-public Information: Information, positive or negative, is material if there is a likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell Covered Securities, or the information would likely affect the price of the Covered Securities. The information is non-public if it is not already disclosed to the general public or is only partially disclosed. Pledging: Covered Securities are pledged if a debt (e.g., a loan) or other obligation is owed or incurred, and the creditor or other party has a right of recourse to Covered Securities or the creditor’s or other party’s consent is required to encumber Covered Securities. Examples include: a. Holding Covered Securities in a margin brokerage account and purchasing securities on margin through that account and b. Obtaining an unsecured loan and the loan agreement requires the lender’s consent to convey Covered Securities as collateral for a secured loan Pledging does not include depositing Covered Securities in a brokerage account under terms permitting Covered Securities to be used and sold to satisfy unpaid fees and similar obligations under the account. Rule 144: Rule 144 under the Securities Exchange Act of 1934. Rule 144 Affiliate: A person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer of the Covered In addition to those transactions prohibited under the Prohibited Transactions section, EIX Section 16 Persons, SCE Directors, SCE Executive Officers, and all executives at the Vice President level or above who report directly to the Chief Financial Officer of EIX or SCE are prohibited from Pledging Covered Securities whether or not in possession of Material Non- public Information relating to the Companies. Periodically, the Companies may deem it necessary or advisable to impose blackouts or preclearance requirements on trading in Covered Securities by one or more Covered Persons. The failure of the Companies to designate a person as being subject to a trading restriction does not relieve that person of the obligation not to trade while in possession of Material Non-public Information. Any Covered Persons subject to a trading restriction will be notified, and those persons may not trade or disclose the trading restriction to any other person not subject to the trading restriction for as long as the trading restriction is imposed. Any Covered Persons subject to a preclearance requirement may not trade in Covered Securities without obtaining preclearance from the Clearance Officer for as long as the requirement is imposed. If any such Covered Person receives preclearance, he or she will have until the end of two Trade Days following the day preclearance is received to provide trading instructions, unless extended or shortened by the Clearance Officer. For example, if a Covered Person is precleared on a Tuesday, that person will have until the end of market hours on Thursday of the same week to provide trading instructions. If for any reason the instruction is not given within the required time period or the type of proposed transaction is changed, preclearance must be obtained again before any Covered Securities can be traded. Even if a proposed transaction is precleared, you are prohibited from trading in any Covered Securities if you possess Material Non-public Information relating to the Companies, except as set forth in the Permitted Transactions When in Possession of Material Non-public Information section. Covered Persons, who while working for the Companies learn of Material Non-public Information relating to another company, such as a customer or supplier, may not trade in that company’s securities or disclose the information, except to Covered Persons and others with a need to know the information to conduct Company business, until the information becomes public or is no longer material.

Page | 5 Securities. The issuer’s board of directors and Chief Executive Officer are usually Rule 144 Affiliates, although other persons may be deemed Rule 144 Affiliates. SCE: Southern California Edison Company. SCE Directors: An SCE Director is any member of the board of directors of SCE. SCE Executive Officers: An SCE Executive Officer is any person designated as an SCE executive officer by the SCE board of directors for purposes of Rule 3b-7 of the Securities Exchange Act of 1934 and Item 401(b) of Regulation S-K and notified in writing. Some SCE Executive Officers are also EIX Section 16 Officers. Section 16: Section 16 of the Securities Exchange Act of 1934. Short-Swing Profit: Any profit that is realized from the purchase and then sale, or sale and then purchase, of the common, preferred stocks or other equity securities, including derivative, convertible and exchangeable securities relating to such equity securities, of EIX or SCE, as applicable, within a six-month period. Trade Day: A full day (from the opening to the close of market hours) on which EIX’s common stock trades on the New York Stock Exchange. Trading Window: Unless notified otherwise, the time period beginning on the second Trade Day (or if the information is released before the market opens, beginning on the first Trade Day) after the release of the Companies’ financial results to the public for the prior quarter or year, and ending at the close of business on the 15th day of the final month of the then-current fiscal quarter (e.g., March 15, June 15, Sept. 15, or Dec. 15). The ultimate responsibility for complying with securities laws and this policy rests with each Covered Person. It can be difficult to know whether information is considered material or non-public or whether a potential transaction complies with the law and this policy. When any doubt exists, you should assume that the information you possess is Material Non-public Information. If a Covered Person’s securities transaction becomes the subject of scrutiny, the transaction will be viewed after the fact and with the benefit of hindsight. As a result, before engaging in any transaction, Covered Persons should carefully consider how regulators, law enforcement officials, officers of the Companies and others might view such a transaction in hindsight. Any person who has any questions about specific transactions or complying with the law and this policy should not hesitate to contact the Clearance Officer. However, any action by the Companies, the Clearance Officer, or any other Covered Person pursuant to this policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Covered Persons may engage in the following activities with respect to Covered Securities when in possession of Material Non-public Information relating to the Companies: a. Certain Stock Option Exercises Covered Persons are permitted to exercise stock options when in possession of Material Non-public Information provided the exercise will not result in a market sale of the underlying stock by the Covered Person. b. Gifts and Similar Transfers Certain acquisitions, dispositions, or transfers of Covered Securities for no consideration, other than charitable donations, may take place when in possession of Material Non-public Information. Examples of such transfers include bona fide gifts, inheritances, and changes in the nature of your ownership including transferring stock held in your name to a broker, family member, or family trust. For avoidance of doubt, EIX Section 16 Persons remain subject to the preclearance requirements of the Further Additional Restrictions for EIX Section 16 Persons section for the activities covered by this section.

Page | 6 Trading Windows To ensure compliance with securities laws and this policy, all Designated Insiders, in addition to complying with the prohibition against trading while possessing Material Non-public Information relating to the Companies, shall not trade in Covered Securities, including any of the transactions described in the Trading While in Possession of Material Non-public Information is Strictly Prohibited section, unless a Trading Window is open. The Clearance Officer notifies all Designated Insiders when the Trading Window closes and opens. For illustrative purposes: Fiscal Period If the results of the Fiscal Period are released on this day and date ...* ... the Trading Window opens on this date ...* ... and the Trading Window closes on this date ... Quarter Ended March 31 Friday, April 30 Tuesday, May 4 June 15 Quarter Ended June 30 Wednesday, July 28 Friday, July 30 Sept. 15 Quarter Ended Sept. 30 Monday, Oct. 25 Wednesday, Oct. 27 Dec. 15 Year Ended Dec. 31 Thursday, Feb. 26 Monday, March 2 March 15 * Assumes the information is released after the market opens. Windows open a day earlier if the information is released before market open. The dates above are for illustrative purposes only. The Companies cannot determine in advance the date the Companies will actually release results for any fiscal period. If you have any questions about whether a Trading Window is open or closed, you should contact the Clearance Officer. Trading May Be Prohibited Even When the Trading Window is Open Even if a Trading Window is open, a Designated Insider is not permitted to trade in Covered Securities, other than as described below, if that person possesses Material Non-public Information relating to the Companies. Trading during a Trading Window should not be considered a “safe harbor.” Each person is individually responsible for compliance with the prohibitions against insider trading. Permitted Transactions When the Trading Window is Closed If you are a Designated Insider, you may engage in the transactions listed in the Permitted Transactions When in Possession of Material Non-public Information section outside a Trading Window provided that you contact the Clearance Officer beforehand to assure the transaction is exempt. Certain Former Designated Insiders Will Continue to be Subject to this Policy from the Day they are No Longer a Designated Insider Until the Next Time the Trading Window Opens In the event that, during a period when the Trading Window is closed, a person ceases to be a Designated Insider but remains employed with the Companies, he or she will be subject to the Insider Trading Policy for Designated Insiders only until the next Trading Window opens. He or she will, of course, thereafter remain subject to this policy as a Covered Person.

Page | 7 Preclearance Requirements for EIX Section 16 Persons a. Your Transaction and Ownership Changes Before any EIX Section 16 Person trades in Covered Securities, he or she is required to preclear the proposed transaction with the Clearance Officer. EIX Section 16 Persons are also required to preclear all changes in their beneficial ownership of Covered Securities, including, but not limited to, any changes in beneficial ownership through a gift to a charitable organization or a transfer to a family trust. EIX Section 16 Persons shall be permitted to exercise stock options provided that the exercise will not result in a market sale of the underlying stock by the EIX Section 16 Person and the EIX Section 16 Person confirms with the Clearance Officer through the preclearance process that the transaction is exempt under Section 16. b. Transactions and Ownership Changes by Others Attributable to You Under Section 16, certain Covered Securities held by the spouse or minor children of an EIX Section 16 Person, held by other persons who are members of the EIX Section 16 Person's household or financially supported by the EIX Section 16 Person (regardless of whether these other persons are related or unrelated to the EIX Section 16 Person), held by trusts for which the EIX Section 16 Person or any immediate family member is a settlor, trustee, beneficiary or remainderman, or held by a corporation in which such person has a controlling interest or a partnership in which such person has an interest, may be regarded as beneficially owned by the EIX Section 16 Person. Therefore, EIX Section 16 Persons are required to preclear with the Clearance Officer any proposed transactions and ownership changes by such persons or entities in EIX equity securities. Ownership interests that are not attributable to you do not require preclearance. For example, ownership interests held in Covered Securities through diversified mutual funds, broad-based market basket or securities index exchange traded funds (generally having more than nine component securities), and other similar broad-based registered investment companies are not attributable to you and therefore, changes in those interests do not require preclearance. Additionally, purchasing such interests does not require preclearance if the ownership interest is not paid for in whole or in part with Covered Securities. Dependent upon the facts, other ownership interests may not be attributable to you. However, due to the complexity of the applicable laws, we request that you preclear where you have any question to allow the Clearance Officer to review the facts and make the appropriate determination. c. Preclearance Conditions Until the Clearance Officer provides preclearance, EIX Section 16 Persons may not trade in Covered Securities. If any such Covered Person receives preclearance, he or she will have until the end of two Trade Days following the day preclearance is received to provide trading instructions, unless extended or shortened by the Clearance Officer. For example, if a Covered Person is precleared on a Tuesday, that person will have until the end of market hours on Thursday of the same week to provide trading instructions. If for any reason the instruction is not given within the required time period or the type of proposed transaction is changed, preclearance must be obtained again before any Covered Securities can be traded. Remember, even if a proposed transaction is precleared, you are prohibited from trading in any Covered Securities while in possession of Material Non-public Information relating to the Companies, except as set forth in the Permitted Transactions When in Possession of Material Non- public Information section. Former EIX Section 16 Persons May Be Required to Preclear All Proposed Transactions in Certain Covered Securities for Up to Six Months From the Day They are No Longer an EIX Section 16 Person In the event that an EIX Section 16 Person retires, resigns, is terminated, or undergoes any other change in his or her relationship with EIX and/or SCE, such that the person is no longer an EIX Section 16 Person, he or she must continue to preclear any proposed transaction in EIX equity securities, including stock option exercises,

Page | 8 with the Clearance Officer for up to six months from the day he or she ceases being an EIX Section 16 Person. You will be notified of the date when the preclearance requirement no longer applies. Prohibition Against Short-Swing Profits One purpose of the preclearance requirement is to help you avoid “short-swing” trading liability. EIX Section 16 Persons are subject to liability under Section 16 for their “Short-Swing Profits” and the “Short-Swing Profits” of their spouses, minor children, members of their household, or others financially supported by them (whether related or unrelated) and others whose transactions are attributable to them. In other words, if an EIX Section 16 Person purchases EIX equity securities, he or she must wait at least six months before selling EIX equity securities. If an EIX Section 16 Person sells EIX equity securities, he or she must refrain from purchasing EIX equity securities for at least six months. An EIX Section 16 Person should consider any future anticipated or required transactions before giving an investment instruction or executing a proposed transaction. Section 16 Stock Ownership Reporting Requirements Another purpose of the preclearance requirement is to help you comply with your SEC reporting obligations. All EIX Section 16 Persons are required to report publicly their initial beneficial ownership, and most changes to their beneficial ownership, of EIX equity securities to the SEC on Forms 3, 4, or 5. Reporting may be required with respect to EIX equity securities held by other persons described in the Transactions and Ownership Changes by Others Attributable to You section. Reportable transactions include acquisitions and dispositions of EIX equity securities through gifts, inheritances, stock option grants and exercises, and stock awards under incentive or bonus plans. Furthermore, changes in the nature of such ownership (e.g., from direct to indirect) of EIX equity securities, including through the transfer of shares to or from a family member or family trust, are reportable. The Corporate Governance staff will assist in preparing and filing most forms. You or your broker should not file Forms 3, 4, or 5 without consulting with the Clearance Officer. Form 144 Stock Ownership Reporting Requirements Sales of any Covered Securities by EIX Section 16 Persons who are Rule 144 Affiliates and by those whose holdings of Covered Securities may be attributed to such person, including those by a spouse or relatives living in such person’s home or possibly financially supported by the person, should generally be made in compliance with Rule 144 for 90 days after ceasing to be a Rule 144 Affiliate. Rule 144 has requirements relating to the length of time you may be required to hold the securities and the volume you may sell in any three-month period, among other limitations. Further, there are reporting requirements that you or others must strictly comply with if Rule 144 is relied on to sell Covered Securities. In general, if the number of securities to be sold by a Rule 144 Affiliate or others during any three-month period exceeds 5,000 shares or other units or has an aggregate sale price in excess of $50,000, such person must file a Form 144 with the SEC disclosing sale details. A knowledgeable broker should help you file any required Forms 144 and comply with other requirements of Rule 144. If you exercise EIX stock options, the broker administering the EIX option program is required to assist you with preparing and filing Forms 144. For other transactions, we recommend you contact your broker in advance to confirm their assistance. Equiniti Trust Company, LLC, our transfer agent, does not file Forms 144. We recommend you transfer shares you and certain family members own directly to your broker before selling, if a Form 144 is required. Filing Responsibilities: The Ultimate Responsibility Rests with You While this policy is intended to help EIX Section 16 Persons comply with the requirements of the federal securities laws, EIX Section 16 Persons should recognize that legally it remains their obligation to see that their filings are made correctly and on time, and that they do not engage in unlawful short-swing or insider trading transactions. Ownership interests held in Covered Securities through diversified mutual funds, broad-based market basket or securities index exchange traded funds (generally having more than nine component securities), and other similar broad-based registered investment companies are not attributable to you and, therefore, changes in those interests

Page | 9 are not prohibited by this policy. Additionally, purchasing such interests is not prohibited under this policy if the ownership interest is not paid for in whole or in part with Covered Securities. You are encouraged to contact the Clearance Officer with any questions regarding whether or not holdings will be attributed to you. Covered Persons may establish a 10b5-1 Trading Plan under which transactions in Covered Securities may take place at any time, including outside of a Trading Window and when the Covered Person is in possession of Material Non- public Information. A 10b5-1 Trading Plan may only be adopted or amended when the Covered Person does not possess Material Non-public Information and, only for Designated Insiders, when the Trading Window is open. All 10b5-1 Trading Plans must strictly comply with applicable SEC rules and are subject to the additional limitations and restrictions that may be established by the Company from time to time. All 10b5-1 Trading Plans for Covered Persons trading Covered Securities must be approved by the Clearance Officer. Covered Persons should contact the Clearance Officer if they are interested in establishing such a plan.

Window Periods and Pre-Clearance Standard Page 1 of 3 1.0 STANDARD STATEMENT This standard establishes measures to help prevent inadvertent violation of the window period trading and pre- clearance requirements for Transactions under the Edison International Companies’ Insider Trading Policy (the “Policy”). 2.0 APPLICABILITY This standard applies to Designated Insiders, Section 16 Persons, other Company personnel, and third-parties as specified in this document. Compliance with the Policy is governed by the Clearance Officer and Ethics and Compliance. This standard is intended to increase assurance that Designated Insiders do not inadvertently violate the Policy’s window period trading requirements and that Section 16 Persons do not inadvertently violate the Policy’s pre- clearance requirements. Where more stringent specific policies and/or standards related to these controls exist, they may supersede all or part of the requirements stated in this document. 3.0 STANDARD DETAIL 3.1 Notice of Policy, Standard, and Window Periods To help prevent inadvertent violation of the Policy, it is the usual practice of the Clearance Officer to provide notices to Designated Insiders as follows. 3.1.1 Designated Insiders who are not Outside Directors The Clearance Officer provides quarterly notices of the open and close of Trading Windows and a semi-annual Policy reminder preferably on the first business day of January and July. 3.1.2 Designated Insiders who are Outside Directors The Clearance Officer provides notices at his or her discretion of the open and close of Trading Windows and a semi-annual Policy reminder preferably on the first business day of January and July. 3.1.3 New Designated Insiders The Clearance Officer provides notice of the Policy, including the Trading Window restrictions, and this Standard if applicable, to new Designated Insiders after the effective date of their election or designation. 3.2 Trade Blocks To help prevent inadvertent violation of the Policy, “blocks” will be placed on Specified Designated Insiders’ and Section 16 Persons’ accounts. 3.2.1 Company-controlled Accounts Edison International (EIX) and/or Southern California Edison Company (SCE) will place and remove “blocks” as follows. a. Edison 401(k) Savings Plan Company personnel reporting to the Clearance Officer will work with the internal company plan administrator(s), and as necessary the third party plan administrator(s), to place “blocks” on Specified Designated Insiders’ and on EIX Section 16 Persons’ accounts to prevent enrollment and prohibited elections under the Policy that involve the EIX Stock Fund. As soon as administratively feasible, “blocks” placed on the Specified Designated Insiders’ accounts will be removed after a Trading Window opens and reinstated upon the close of the then-

Page 2 of 3 open Trading Window. “Blocks” on EIX Section 16 Persons’ accounts will be removed for two trade days after pre-clearance, unless a shorter or longer period is approved by the Clearance Officer. b. Stock Option Exercises and EIX Stock Benefits Access Accounts Company personnel reporting to the Clearance Officer will work with the internal company plan administrator(s), and as necessary the third-party plan administrator(s), to place “blocks” on Specified Designated Insiders’ stock option exercises and EIX stock benefits access accounts during closed windows and on EIX Section 16 Persons’ accounts at all times. As soon as administratively feasible, “ blocks” placed on exercises by Specified Designated Insiders’ and benefits access accounts will be removed after a Trading Window opens and reinstated upon the close of the then-open Trading Window. “Blocks” placed on exercises by EIX Section 16 Persons and benefits access accounts will be removed for two trade days after pre-clearance, unless a shorter or longer period is approved by the Clearance Officer. c. Direct Registration. Company personnel reporting to the Clearance Officer will notify the third-party transfer agent(s) for EIX and SCE stocks to place “blocks” on Specified Designated Insiders’ direct registration accounts during closed windows and on Section 16 Persons’ accounts, including stock held in the Dividend Reinvestment and Direct Stock Purchase Plan, at all times. As soon as administratively feasible, “blocks” placed on Specified Designated Insiders’ accounts will be removed after a Trading Window opens and reinstated upon the close of the then-open Trading Window. “Blocks” placed on EIX Section 16 Persons’ accounts will be removed for two trade days after pre-clearance, unless a shorter or longer period is approved by the Clearance Officer. 3.2.2 Other Accounts The Clearance Officer will not be responsible for informing persons, other than EIX, SCE or others acting for EIX or SCE, who process or manage Transactions, of any trade restrictions, including pre- clearance, imposed on Specified Designated Insiders and Section 16 Persons under the Policy. 3.2.3 Removal of Blocks during a Closed Trading Window If the Clearance Officer pre-clears a Transaction when a Trading Window is closed, “blocks” will be removed on Specified Designated Insiders’ and EIX Section 16 Persons’ accounts only for such time period as determined by the Clearance Officer. 3.2.4 Failure to Implement Blocks Specified Designated Insiders and Section 16 Persons remain directly and solely responsible for compliance with the Policy, regardless of whether EIX and/or SCE have implemented or failed to implement “blocks.” 3.3 Pre-Clearance The Clearance Officer is the initial contact for pre-clearance of Transactions by Section 16 Persons, even during open Trading Windows, as further described in the Policy. 3.3.1 The Clearance Officer has sole authority to determine whether pre-clearance can be approved for Rule 10b-5 purposes. However, in making this determination and prior to pre-clearance, if the following persons request pre-clearance for a Transaction, the Clearance Officer will confirm pre- clearance with certain officers per the table if the request people individuals: a. For pre-clearance requests by the EIX Chief Executive Officer, confirm with the EIX General Counsel and the EIX Chief Financial Officer; b. For pre-clearance requests by the EIX General Counsel, confirm with the EIX Chief Executive Officer; and c. For pre-clearance requests by any other Section 16 Persons to whom he or she directly or indirectly reports, other than Section 16 Directors, confirm with the EIX General Counsel. Notwithstanding the foregoing, no confirmation with the EIX Chief Executive Officer, the EIX General Counsel, or the EIX Chief Financial Officer is required when the Clearance Officer determines that the proposed Transaction constitutes a “Permitted Transaction” under the Policy. For such Permitted Transactions, the Clearance Officer may grant pre-clearance without additional consultation.

Page 3 of 3 If the Clearance Officer requests a Transaction when a Trading Window is closed, the EIX General Counsel will pre-clear the Clearance Officer. 3.3.2 The Clearance Officer may authorize other designated individuals to pre-clear Transactions. 4.0 DEFINITIONS Definitions are in the EIX Companies’ Insider Trading Policy, unless otherwise defined below. Rule 10b-5: A federal securities rule that makes it illegal to trade the Companies’ securities while possessing Material, Non-Public Information relating to the Companies. Section 16: Federal securities laws that require certain persons to report holdings and changes in beneficial ownership of equity securities of EIX or SCE, as applicable, and impose liability for “Short-swing Profits” for purchases and sales of such securities within a six-month period. Section 16 Persons: EIX Section 16 Persons, SCE Section 16 Persons, and other Designated Insiders required to pre-clear Transactions under the Policy. Specified Designated Insiders: All Designated Insiders who are not EIX Section 16 Persons and otherwise have not been notified by the Clearance Officer that they are subject to pre-clearance requirements under the Policy. Transactions: The provision of instructions to acquire, dispose of, and/or to change beneficial ownership in, Covered Securities or only EIX and/or SCE equity securities as specified in the Policy. 5.0 GOVERNING DOCUMENT(S) This standard supports implementation of the Edison International Insider Trading Policy.